September 22, 2014

Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034

Re:    Sun Communities, Inc. - Registration Statement on Form S-3
(File No: 333-181315) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special Maryland counsel to Sun Communities, Inc. (the “Company”), a corporation incorporated under the laws of the State of Maryland, in connection with the issuance of up to 6,900,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in a public offering (the “Offering”) pursuant to the above referenced Registration Statement under the Securities Act of 1933, as amended, and the regulations promulgated thereunder. The Registration Statement includes a prospectus and a prospectus supplement filed with the Securities and Exchange Commission on September 19, 2014 (collectively, the “Prospectus”) to be furnished to potential purchasers in the Offering. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Articles of Incorporation of the Company, as amended or supplemented from time to time (the “Charter”); (c) the Second Amended and Restated Bylaws of the Company; (d) certain resolutions of the Board of Directors (and committees thereof) of the Company regarding the Offering; (e) a certificate of the Company regarding certain matters related to the issuance and sale of the securities in the Offering; (f) a certificate of the Maryland State Department of Assessments and Taxation dated September 17, 2014 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland; (g) the Underwriting Agreement, dated as of September 17, 2014, among Citigroup Global Markets Inc., the Company and Sun Communities Operating Limited Partnership (the “Underwriting Agreement”); and (h) such other documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions, and qualifications contained herein.

In the course of our review, we have assumed (i) the documents reviewed and relied upon in giving this opinion are true and correct copies of the original documents, the signatures on such documents are genuine, and the persons executing such documents have the legal capacity to execute such documents, (ii) the representations of officers and employees are correct as to questions of fact, and (iii) the persons identified as officers are actually serving as such and that any certificates representing the Shares are properly executed by one or more such persons.

We have also assumed that (1) the resolutions authorizing the Company to issue, offer and sell the Shares are, and will be, in full force and effect at all times at which any Shares are offered or sold by the Company, (2) the Registration Statement and any amendment thereto will remain effective at the time of the issuance of the Shares thereunder, (3) at the time of the issuance of the Shares, the Company will record or cause to be recorded in its stock ledger the name of the persons to whom such shares are issued, (4) none of the Shares will be issued in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter, and (5) the Company will remain duly organized, validly existing and in good standing under Maryland law at the time any Shares are issued.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Offering against payment of the consideration therefor as contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.
The foregoing opinion is based on and is limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of the laws of any other jurisdiction. The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinion expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including Exhibit 5, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

OBER, KALER, GRIMES & SHRIVER
A PROFESSIONAL CORPORATION

By:     /s/ Kenneth B. Abel
Kenneth B. Abel, Shareholder